Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

100 F Street, NE
WASHINGTON, D.C. 20549

DIVISION OF
CORPORATION FINANCE

June 18, 2025

Via email
James Burgauer

MineralRite Corporation

325 N. St. Paul Street, Suite 3100
Dallas, TX 75201

Re: MineralRite Corporation
File No.: 000-27739

Dear James Burgauer,

In your letter dated May 21, 2025, you request, in response to staff comments, that the staff permit the omission of the financial statements of Peeples, Inc.

Based on the information you provided in your letters dated May 21, 2025, May 27, 2025 and June 2, 2025 and supplementally; and pursuant to our authority in Rule 3-13 of Regulation S-X, we permit the omission of the financial statements of Peeples, Inc.

The staff’s conclusion is based solely on the information included in your letters and provided supplementally. Different or additional material information could lead to a different conclusion. If you have any questions regarding this letter, please call Jaime G. John, Associate Chief Accountant at (202) 551-3446.

Sincerely,

Division of Corporation Finance Office of Chief Accountant

For the Commission, by the Division of Corporation Finance, pursuant to delegated authority.